Exhibit 99.1

New Focus Announces Third Quarter 2003 Financial Results

Company Reports Improved Non-GAAP Net Loss and Operating Cash Outflow

due to Lower Spending Levels and Royalty Income

FOR IMMEDIATE RELEASE:

SAN JOSE, California (October 28, 2003): New Focus, Inc., (Nasdaq: NUFO), a leading provider of photonics and microwave solutions, today announced financial results for its third quarter ended September 28, 2003. The company reported that total net revenues rose sequentially between the second and third quarters of 2003 due to the receipt of royalty income while product net revenues remained essentially unchanged between the two quarters. Lower spending in the third quarter, combined with the royalty income, accounted for the reduction in the company’s non-GAAP net loss between the second and third quarters of 2003. Net revenues for the third quarter were within the company’s non-GAAP financial guidance provided in July 2003. The non-GAAP net loss and non-GAAP operating cash outflow for the third quarter were better than the company’s guidance.

Third Quarter Review:

GAAP Net Revenues:

Net revenues for the third quarter of 2003 were $7.7 million, up from $6.3 million in the second quarter of 2003 and $6.7 million in the third quarter of 2002. The company’s guidance for third quarter net revenues was $7.5-$8.0 million. Third quarter net revenues included $1.4 million in royalty income, which represented the first of three guaranteed minimum royalty payments related to the sale of the company’s passive optical component product line to Finisar Corporation in the second quarter of 2002. Two additional royalty payments of $2.0 million each are due from Finisar in the third quarters of 2004 and 2005, respectively.

GAAP Net Loss:

Based on results prepared in accordance with generally accepted accounting principles, the company recorded a net loss for the third quarter of 2003 of $4.4 million, or $0.07 per share based on 63.6 million basic shares outstanding. The third quarter 2003 net loss included $1.8 million for restructuring and impairment charges, $0.2 million for amortization of acquired intangibles, and a credit of $0.1 million for deferred stock compensation. Restructuring charges included $0.1 million related to facility closure costs and $1.1 million for severance-related payments related to the company’s reduction in force that was implemented in August 2003. The company also recorded impairment charges of $0.6 million against certain fixed assets.

For the second quarter of 2003 the net loss was $7.2 million, or $0.11 per share based on 63.3 million basic shares outstanding. The second quarter 2003 net loss included $2.1 million for restructuring and impairment charges, $0.2 million for amortization of acquired intangibles, and $0.5 million for deferred stock compensation. The impairment charges included a $1.6 million downward adjustment in the carrying value of the company’s unused China manufacturing facility and a $0.4 million charge attributable to the closure of the company’s product development facility in Wisconsin.

For the third quarter of 2002 the company reported a net loss of $56.5 million, or $0.74 per share based on 76.1 million basic shares outstanding. Third quarter 2002 results included $36.6 million for restructuring and impairment charges, $0.2 million for amortization of acquired intangibles, and $2.3 million for deferred stock compensation. The restructuring and impairment charges included approximately $22.0 million of estimated cash outlays for workforce reductions completed in the third quarter of 2002 and for rent expenses, net of projected sublease income, on vacated space. The non-cash write-off of leasehold improvements at the company’s larger San Jose facility, which was vacated in September 2002, accounted for the majority of the remaining charge of $14.6 million.

Use and Composition of Non-GAAP Financial Information:

To supplement the company’s consolidated financial statements presented in accordance with GAAP, New Focus uses non-GAAP measures for net loss, net loss per share and operating cash flow, which are adjusted from results based on GAAP as outlined below. During 2001 and 2002 the company engaged in significant restructuring activities and the company’s GAAP financial statements during these periods reflected significant charges associated with these activities. The company’s 2003 financial results include adjustments to these previously recorded restructuring charges as well as restructuring and impairment charges related to actions taken in 2003. Additionally, all periods include charges for the amortization of acquired intangibles and deferred compensation. The company’s non-GAAP adjustments are provided to enhance the user’s overall understanding of the current operating and cash flow performance of our core operations. Since we have historically reported non-GAAP results to the investment community, we believe that the inclusion of non-GAAP numbers provides consistency in the company’s financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

The company’s non-GAAP net losses exclude charges for restructuring activities, the impairment of goodwill and other acquired intangibles, the impairment of tangible assets, the amortization of acquired intangibles and deferred compensation, the write-off of acquired in-process R&D, gains on the divestiture of product lines and product technologies, and the income tax effects related to these items. Non-GAAP net losses also exclude charges related to impairment of officer notes and other equity investments associated with restructuring activities that may not be repetitive in nature. Non-GAAP net losses include amounts for net interest income, net other income/expense, and tax provisions. The company also reports a non-GAAP measure of operating cash flow that excludes net cash used in restructuring activities from the net cash used in operating activities measured in accordance with GAAP. Reconciliations between the associated GAAP and non-GAAP financial measures are provided in the financial tables accompanying this press release.

Non-GAAP Net Loss Results:

The non-GAAP net loss in the third quarter of 2003 was $2.3 million, or $0.04 per share based on 63.6 million basic shares outstanding. Relative to the GAAP net loss for this same quarter, the non-GAAP net loss excluded $1.9 million from operating expenses and $0.2 million from other expense. The company’s guidance for the third quarter non-GAAP net loss was $2.5-$3.5 million, or $0.04-0.06 per share.

The non-GAAP net loss in the second quarter of 2003 was $4.4 million, or $0.07 per share based on 63.3 million basic shares outstanding. Relative to the GAAP net loss for this same quarter, the non-GAAP net loss excluded $2.8 million from operating expenses.

The non-GAAP net loss in the third quarter of 2002 was $10.8 million, or $0.14 per share based on 76.1 million basic shares outstanding. Relative to the GAAP net loss for this same quarter, the non-GAAP net loss excluded $39.1 million from operating expenses and $6.6 million from other expense.

Commentary on Third Quarter 2003 Results:

“We were pleased with our financial performance in the third quarter, particularly in regard to our cash flow performance. Our expense structure, defined as non-GAAP operating expenses plus manufacturing spending, declined $0.5 million on a sequential basis even though we incurred several non-recurring charges in the third quarter. The reduction in force implemented in mid quarter accounted for this spending reduction. The gross margin percentage for the third quarter, based on product revenues without consideration of the $1.4 million in royalty income, rose to 21.4% from 17.1% in the second quarter of 2003 primarily due to favorable mix shifts among the company’s three product lines. Furthermore, the supply chain disruption that adversely affected our gross margin percentages in the second and third quarters has now been eliminated,” said Nic Pignati, chairman, president and chief executive officer of New Focus, Inc.

“From a cash flow standpoint, our non-GAAP operating cash outflow for the third quarter was $2.7 million, down from $4.2 million in the second quarter of this year. This result was better than our guidance that estimated a non-GAAP operating cash outflow of $3.0-$4.0 million for the third quarter. The overall decrease in our cash and short-term investments for the third quarter was $2.2 million as proceeds from stock option exercises and employee stock purchases more than offset outflows related to restructuring activities during the quarter. At the end of the third quarter our cash and short-term investments totaled approximately $250 million,” said Pignati.

The company’s expense structure declined to $8.2 million in the third quarter of 2003 from $8.7 million in the second quarter of 2003. Manufacturing spending declined to $2.2 million from $2.3 million between the second and third quarters of 2003. Non-GAAP operating expenses decreased to $6.0 million in the third quarter from $6.4 million in the second quarter of 2003. Operating expenses for the third quarter of 2003 included $0.6 million for various charges of a non-recurring nature, including accruals for various tax audits and professional services related to potential business combination transactions other than the announced transaction between New Focus and Bookham Technology. The second quarter of 2003 included $0.2 million of comparable charges. These second and third quarter charges were reflected in general and administrative expense.

The company’s cash and short-term investments stood at $249.7 million at the end of the third quarter of 2003, down $2.2 million from $251.9 million at the end of the second quarter. This decline was composed primarily of a non-GAAP operating cash outflow of $2.7 million, a cash outflow of $2.3 million related to restructuring activities, and a cash inflow of $2.9 million primarily related to stock option exercises and stock purchases under the company’s employee stock purchase plan. The $2.3 million restructuring outflow included $1.6 million for lease payments on vacant facilities and $0.7 million of severance-related payments.

Business Outlook:

“We are beginning to see an improved order flow for our product lines and to sense a difference in the general business climate. Based on these trends, we estimate that our fourth quarter net revenues, which will be composed of product revenues only, will be in the range of $6.5-$7.0 million. In contrast, product revenues for the third quarter of 2003 were $6.3 million,” said Pignati.

“We expect that our gross margin percentage related to product revenues in the fourth quarter will improve over the 21.4% product gross margin percentage of the third quarter and will move into the mid-twenty percentage range. During the fourth quarter we will have three new low-cost suppliers in southeast Asia on line that will eliminate the unfavorable material cost effects that we experienced during the second and third quarters of 2003. The overall gross margin percentage for the fourth quarter will be lower than the overall 35.5% gross margin percentage of the third quarter, which included a positive margin effect from the $1.4 million of royalty income received in the third quarter,” said Pignati.

During the fourth quarter the company expects to receive an estimated $5.0 million from the expiration of the escrow associated with the sale of the company’s network tunable laser technology to Intel in May 2002. Assuming receipt of these escrow funds and based on estimates of operating and restructuring cash outflows, the company expects that its cash and short-term investment balance at the end of the fourth quarter will be approximately $250 million, unchanged from the balance at the end of the third quarter. In the fourth quarter the company will also likely disburse funds for various professional services incurred in regard to the proposed merger between New Focus and Bookham Technology. The cash outflows related to the proposed merger have not been included in the estimated year-end cash and short-term investment balance. Achievement of the estimated year-end cash and short-term investment balance remains highly dependent on the realization of planned expenses, the attainment of planned revenue, the actual timing of cash inflows and outflows, and the receipt of the escrow funds.

Forward-Looking Statements:

This press release, and in particular the material in the section labeled “Business Outlook”, contains predictions, estimates and other forward-looking statements regarding the general trends in the company’s fiscal 2003 quarterly revenues and gross margins, the revenue outlook for the fourth quarter of 2003, the product and overall gross margin percentages for the fourth quarter of 2003, anticipated cash receipts from the Intel escrow fund, potential cash outflows related to the proposed merger between New Focus and Bookham Technology, and the anticipated cash and short-term investment balance at the end of the fourth quarter. These statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. The risks and uncertainties include the difficulty of forecasting anticipated revenues due to weakness and uncertainties related to general economic conditions and overall demand within the company’s markets and among its current and prospective customers; the high sensitivity of the size of the company’s net loss to its level of revenue due to the company’s fixed cost structure arising from the complexity of its business; the ability to improve margin performance through more efficient use of direct labor and direct material as well as better absorption of manufacturing overhead; the difficulty of achieving further cost reductions without jeopardizing product development schedules, delivery schedules, product quality, and regulatory compliance; and the ability to successfully develop and introduce new products.

Other risk factors that may affect the company’s financial performance are listed in the company’s various reports on file with the SEC, including its fiscal year 2002 annual report on Form 10-K and its quarterly report on Form 10-Q for the first and second quarters of 2003. New Focus undertakes no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About New Focus:

New Focus develops and manufactures innovative photonics and microwave solutions for the semiconductor, industrial, defense and telecommunications markets. New Focus’ product portfolio includes tunable lasers for test and measurement applications, advanced photonics tools, and high-speed RF microwave amplifiers. Founded in 1990, the company remains a leader in the development of advanced optical and RF products for the commercial and research marketplaces. The company is headquartered in San Jose, California.

For more information about New Focus visit the company’s Internet home page at http://www.newfocus.com, call our Investor Relations Department at 408-919-2736, or e-mail us at investor@newfocus.com.

COMPANY CONTACT:

William L. Potts, Jr., Chief Financial Officer	408-919-5384

NEW FOCUS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 28, 2003	Jun 29, 2003	Sep 29, 2002	Sep 28, 2003	Sep 29, 2002
Net product revenues	$6,326	$6,251	$6,743	$18,715	$25,953
Royalty income	1,384	—	—	1,384	—

Net revenues	7,710	6,251	6,743	20,099	25,953
Cost of net product revenues	4,970	5,184	9,811	14,987	36,631

Gross profit (loss)	2,740	1,067	(3,068)	5,112	(10,678)
Gross profit (loss) percentage-net product revenues	21.4%	17.1%	(45.5)%	19.9%	(41.1)%
Gross profit (loss) percentage-overall	35.5%	17.1%	(45.5)%	25.4%	(41.1)%
Operating expenses:
Research and development, net	1,932	2,355	4,249	6,458	18,128
Sales and marketing	1,344	1,504	1,837	4,368	6,727
General and administrative	2,661	2,572	3,688	8,410	11,879
Amortization of goodwill and other intangibles	173	173	183	519	2,852
Impairment of goodwill and other intangibles	—	—	—	—	7,692
Restructuring and impairment charges	1,775	2,118	36,597	3,929	72,215
Amortization of deferred compensation	(120)	476	2,331	883	6,805

Total operating expenses	7,765	9,198	48,885	24,567	126,298

Operating loss	(5,025)	(8,131)	(51,953)	(19,455)	(136,976)
	(65.2)%	(130.1)%	(770.5)%	(96.8)%	(527.8)%
Interest income, net	860	937	2,030	2,979	6,850
Other income (expense), net	(204)	11	(6,531)	(174)	35,031

Loss before provision for income taxes	(4,369)	(7,183)	(56,454)	(16,650)	(95,095)
Provision for income taxes	—	—	—	—	—

Net loss	$(4,369)	$(7,183)	$(56,454)	$(16,650)	$(95,095)

	(56.7)%	(114.9)%	(837.2)%	(82.8)%	(366.4)%

Basic and diluted net loss per share	$(0.07)	$(0.11)	$(0.74)	$(0.26)	$(1.26)

Shares used to compute basic and diluted net loss per share	63,645	63,262	76,112	63,598	75,766

NEW FOCUS, INC.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 28, 2003	Jun 29, 2003	Sep 29, 2002	Sep 28, 2003	Sep 29, 2002
Net product revenues	$6,326	$6,251	$6,743	$18,715	$25,953
Royalty income	1,384	—	—	1,384	—

Net revenues	7,710	6,251	6,743	20,099	25,953
Cost of net product revenues	4,970	5,184	9,811	14,987	36,631

Gross profit (loss)	2,740	1,067	(3,068)	5,112	(10,678)
Gross profit (loss) percentage-net product revenues	21.4%	17.1%	(45.5)%	19.9%	(41.1)%
Gross profit (loss) percentage-overall	35.5%	17.1%	(45.5)%	25.4%	(41.1)%
Operating expenses:
Research and development, net	1,932	2,355	4,249	6,458	18,128
Sales and marketing	1,344	1,504	1,837	4,368	6,727
General and administrative	2,661	2,572	3,688	8,410	11,879

Total operating expenses	5,937	6,431	9,774	19,236	36,734

Operating loss	(3,197)	(5,364)	(12,842)	(14,124)	(47,412)
	(41.5)%	(85.8)%	(190.4)%	(70.3)%	(182.7)%
Interest income, net	860	937	2,030	2,979	6,850
Other income (expense), net	(4)	11	19	26	49

Loss before provision for income taxes	(2,341)	(4,416)	(10,793)	(11,119)	(40,513)
Provision for income taxes	—	—	—	—	—

Non-GAAP net loss	$(2,341)	$(4,416)	$(10,793)	$(11,119)	$(40,513)

	(30.4)%	(70.6)%	(160.1)%	(55.3)%	(156.1)%

Basic and diluted net loss per share	$(0.04)	$(0.07)	$(0.14)	$(0.17)	$(0.53)

Shares used to compute basic and diluted net loss per share	63,645	63,262	76,112	63,598	75,766

Reconciliation of Non-GAAP net loss to GAAP net loss:
Non-GAAP net loss	$(2,341)	$(4,416)	$(10,793)	$(11,119)	$(40,513)
Add:
Operating expenses
Amortization of goodwill and other intangibles	(173)	(173)	(183)	(519)	(2,852)
Restructuring and impairment charges	(1,775)	(2,118)	(36,597)	(3,929)	(79,907)
Amortization of deferred compensation	120	(476)	(2,331)	(883)	(6,805)
Other income (expense), net
Impairment of equity investments	(200)	—	(1,650)	(200)	(1,650)
Impairment of note receivable from former officer	—	—	(4,595)	—	(4,595)
Realized loss on sales of Finisar securities	—	—	(36)	—	(36)
Gain (loss) from divestitures	—	—	(269)	—	41,263
Provision for income taxes	—	—	—	—	—

GAAP net loss	$(4,369)	$(7,183)	$(56,454)	$(16,650)	$(95,095)

Reconciliation of Non-GAAP other income (expense), net to GAAP other income (expense), net:
Non-GAAP other income (expense), net	$(4)	$11	$19	$26	$49
Impairment of equity investments	(200)	—	(1,650)	(200)	(1,650)
Impairment of note receivable from former officer	—	—	(4,595)	—	(4,595)
Realized loss on sales of Finisar securities	—	—	(36)	—	(36)
Gain (loss) from divestitures	—	—	(269)	—	41,263

GAAP other income (expense), net	$(204)	$11	$(6,531)	$(174)	$35,031

NEW FOCUS, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	Sep 28, 2003	Dec 29, 2002
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$249,722	$279,358
Trade accounts receivable, net	3,205	3,048
Inventories	3,260	3,122
Other current assets	3,812	3,480

Total current assets	259,999	289,008
Asset held for sale, net	13,712	15,675
Property and equipment, net	4,303	7,392
Intangibles, net	875	1,394
Other assets	3,541	3,895

Total assets	$282,430	$317,364

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,626	$1,522
Accrued expenses	5,899	7,453
Restructuring liabilities	6,388	6,534

Total current liabilities	13,913	15,509
Long-term portion of restructuring accrual	10,861	14,854
Deferred rent	431	447
Stockholders’ equity	257,225	286,554

Total liabilities and stockholders’ equity	$282,430	$317,364

NEW FOCUS, INC.

Condensed Consolidated Statements of Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sep 28, 2003	Jun 29, 2003	Mar 30, 2003	Sep 28, 2003
Operating Activities
GAAP Net Loss	$(4,369)	$(7,183)	(5,098)	$(16,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	603	696	717	2,016
Restructuring and impairment charges	540	2,009	74	2,623
Amortization of goodwill and other intangibles	173	173	173	519
Amortization of deferred compensation	(120)	476	527	883
Impairment on equity investment	200	—	—	200
Other non-cash changes	7	(9)	2	—
Net change in operating assets and liabilities	(2,041)	(2,022)	(1,932)	(5,995)

Net cash used in operating activities	(5,007)	(5,860)	(5,537)	(16,404)
Investing Activities
Net sales of available-for-sale investments	6,466	28,089	9,691	44,246
Acquisition of property, plant and equipment	(8)	(121)	(59)	(188)
Proceeds from sales of property, plant and equipment	—	379	—	379
Change in investments and other assets	138	(14)	30	154

Net cash provided by investing activities	6,596	28,333	9,662	44,591
Financing Activities
Proceeds from issuance of common stock	2,741	62	574	3,377
Collection of note receivable from shareholder	169	—	—	169
Repurchase of common stock in the open market	—	—	(16,595)	(16,595)

Net cash provided by (used in) financing activities	2,910	62	(16,021)	(13,049)

Increase (decrease) in cash and cash equivalents	4,499	22,535	(11,896)	15,138
Cash and cash equivalents at beginning of period	189,069	166,534	178,430	178,430

Cash and cash equivalents at end of period	$193,568	$189,069	$166,534	$193,568

Reconciliation of GAAP net cash used in operating activities to Non-GAAP net cash used in operating activities:
GAAP net cash used in operating activities	$(5,007)	$(5,860)	(5,537)	$(16,404)
Restructuring liabilities at end of the period	17,249	18,353	19,888	17,249
Minus: Restructuring and impairment charges reflected in the P&L	1,775	2,118	36	3,929
Plus: Non-cash restructuring and impairment charges	540	2,009	74	2,623
Plus: In-kind reduction in restructuring liabilities	—	—	168	168
Minus: Restructuring liabilities at beginning of the period	18,353	19,888	21,388	21,388

Net cash used in restructuring activities	(2,339)	(1,644)	(1,294)	(5,277)

Non-GAAP net cash used in operating activities	$(2,668)	$(4,216)	$(4,243)	$(11,127)